UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 15, 2010

(Date of earliest event reported)

BUZZCO SUB, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-166998-03	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Centre Partners Management LLC 30 Rockefeller Plaza, 50th Floor New York, NY		10020 (Zip Code)
(Address of principal executive offices)

212-332-5800

(Registrant’s telephone number, including area code)

CONNORS BROS. HOLDINGS, L.P.

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 15, 2010, pursuant to the Transaction Agreement, dated as of November 4, 2010 (the “Transaction Agreement”), by and among Buzzco Sub, L.P. (f/k/a Connors Bros. Holdings, L.P., the “Company”), Clover Leaf Seafood Coöperatief U.A. (“Coop”), Clover Leaf Seafood 2 B.V. (“BV 2”), Bumble Bee Foods S.à r.l. (f/k/a Lion/Big Catch Luxembourg 1 S.à r.l.) (“Buyer”) and, solely for purposes of Section 5.9 thereof, Buzzco Parent, L.P. (f/k/a Bumble Bee Foods, L.P.), the Company directly or indirectly sold and transferred (the “Closing”) the following to Buyer for $980 million in cash (subject to certain post-closing purchase price adjustments pursuant to the Transaction Agreement): (i) the Company transferred 100% of the outstanding capital stock of Stinson Seafood (2001), Inc. to Buyer; (ii) Coop transferred 100% of the outstanding shares in the capital of Clover Leaf Seafood B.V. to Buyer and (iii) BV 2 transferred to Buyer a certain intercompany note or receivable owing from Clover Leaf Holdings Company to BV 2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the Closing, on December 15, 2010, the following individuals ceased to be directors of the general partner of the Company: Bernt Bodal, Jeffrey Davis, Howard Brodie, Christopher Lischewski and John Schnabel.

Item 8.01.	Other Events.

On December 15, 2010, Centre Partners Management LLC issued a press release announcing the Closing. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release issued by Centre Partners Management LLC on December 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BUZZCO SUB, L.P. (f/k/a Connors Bros. Holdings, L.P.) (Registrant)
By: Buzzco GP, LLC (f/k/a CB Holdings GP, LLC), its general partner

By:	/s/ John Stiker
	Name:	John Stiker
	Title:	Vice President and Secretary

Date: December 21, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Centre Partners Management LLC on December 15, 2010.